SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 27, 2006
INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)
Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463

(Commission File Number)	IRS Employer Identification No.
231 North Third Avenue
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (208) 263-0505
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
     On April 28, 2006, our Board of Directors approved the 2006-2008 Long Term Incentive Plan (LTIP) for our executive officers. The terms of the LTIP are similar to those of the 2003-2005 Long Term Incentive Plan, as amended. Payments under the LTIP will be made in stock and will be based on a three-year (from 2006 to 2008) running average of our average annual return on equity and average annual net asset growth. Stock awards will be made in January 2009 and will vest in three equal installments. The first portion will vest immediately upon the date of grant, with the second and third portions vesting in January 2010 and January 2011, respectively. In order to be eligible to receive a stock award, the key executives must remain continuously employed by Panhandle State Bank from 2006 through 2008. In addition, to receive the award, they must be employed by the Bank on the dates in which each portion vests. In the event of an executive’s disability or death or a change in control (as defined) of Panhandle State Bank, the stock award benefit will vest, on a pro rata basis, through the most recent quarter end. If employment is otherwise voluntarily or involuntarily terminated prior to an executive’s receipt of stock benefits, such executive’s rights to any awards under the LTIP will automatically be forfeited.
Item 2.02 — Financial Statements and Exhibits
     On April 27, 2006, we issued a press release announcing our financial results for the quarter ended March 31, 2006. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.
     The information in this Item 2.02 and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.
Item 9.01 — Financial Statements and Exhibits
(a)	Financial statements — not applicable.

(b)	Pro forma financial information — not applicable.

(c)	Exhibits:
99.1	Press Release dated April 27, 2006 announcing financial results for the quarter ended March 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: May 2, 2006

INTERMOUNTAIN COMMUNITY BANCORP
By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

3